EXHIBIT 10.1

                                 TBC CORPORATION

                     MANAGEMENT INCENTIVE COMPENSATION PLAN


    Section 1.   Definitions.   As used herein, the following capitalized
   terms shall have the meanings set forth below:

    "Award" means the amount of Incentive Compensation a Participant earns under the Plan during an applicable Year.

    "Base Salary" means the base salary earned by a Participant from employment with the Company and/or one or more of its subsidiaries during the applicable Year, including amounts which a Participant has elected to defer or to contribute to a flexible benefit, savings, or retirement plan established by the Company.

    "Change of Control" means any change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as the same may be from time to time amended.

    "Code" means the Internal Revenue Code of 1986, as from time to time amended.

    "Committee" means the Compensation Committee of the Company s Board of Directors.

    "Company" means TBC Corporation.

    "Current Year" means the Year for which a determination of Incentive Compensation is to be made with respect to a Participant under the Plan.

    "Incentive Compensation" means compensation payable to a Participant under the provisions of the Plan.

    "Level" means the particular group or category of Participants to which an individual Participant is assigned by the Committee for an applicable Year; provided, however, that for purposes of the Plan, the Chief Executive Officer of the Company shall be assigned to Level I.

    "Maximum Incentive Award" for each Participant means 200% of that Participant s Targeted Incentive Award.






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    "Maximum Performance Objective" for each Performance Measure means the
   Performance at which 200% of an Award attributable to that Performance Measure will be earned by a Participant. No additional Award will be payable under the Plan to any Participant for Performance above an applicable Maximum Performance Objective.

    "Participant" means the Chief Executive Officer of the Company and any other management or key staff employee of the Company or a subsidiary of the Company recommended by the Chief Executive Officer and designated by the Committee to participate in the Plan.

    "Performance" means the extent to which a Performance Measure is achieved during an applicable Year.

    "Performance Objectives" for each Performance Measure mean, collectively, the Threshold Performance Objective, the Target Performance Objective, and the Maximum Performance Objective for that Performance Measure.

    "Plan" means this Management Incentive Compensation Plan, as the same may be amended from time to time.

    "Prior Plan" means the Company s 1985 Management Incentive Compensation Plan, as amended.

    "Performance Measure" means one of the criteria by which the eligibility of a Participant for an Award under the Plan, in respect of an applicable Year, is to be determined. Performance Measures may be based upon financial results, unit sales, or any other criteria for which the Committee determines that a Participant should receive Incentive Compensation if achieved, and may include Performance Measures that are unique to an individual Participant or certain Participants.

    "Targeted Incentive Award" for each Participant means the amount, stated as a percentage of Base Salary, which a Participant in each Level is expected to earn if Targeted Performance Objectives for all Performance Measures applicable to that Participant are met.

    "Target Performance Objective" for each Performance Measure means the Performance at which 100% of an Award attributable to that Performance Measure will be earned by a Participant.

    "Threshold Performance Objective" for each Performance Measure means the Performance that must be exceeded before the Participant is eligible for any Award attributable to that Performance Measure. No Award will be payable under the Plan to any Participant for Performance at or below the applicable Threshold Performance Objective for a Performance Measure.



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    "Year" means a calendar year.

    Section 2.   Effective Date.   This Plan, as it shall be amended from
   time to time, shall be effective for the Year 1997 and thereafter. The Plan replaces the Prior Plan.

    Section 3.   Eligibility.   The Chief Executive Officer of the Company,
   and all other management or key staff employees of the Company and its subsidiaries recommended by the Chief Executive Officer and designated by the Committee, shall be eligible to participate in the Plan.

    Section 4.   Plan Overview; Procedure for Annual Implementation.

    4.01 The Plan affords every Participant an opportunity to earn Incentive Compensation equal to a specified percentage of the Participant s Base Salary. The percentage depends upon (i) the Level to which the Participant is assigned, (ii) the Performance of the Performance Measures applicable to that Participant, (iii) the respective weightings of those Performance Measures, and (iv) the Performance Objectives for each applicable Performance Measure.

    4.02 The Targeted Incentive Awards for Participants assigned to each Level, which shall be stated as a percentage of Base Salary, shall be as determined by the Committee from time to time; provided, however, that the Targeted Incentive Award percentage for any Level shall not be reduced for any Year after the information described in Subsection 4.05 has been furnished to Participants assigned to that Level for that Year.

    4.03 As promptly as possible after January 1 of each Year beginning with 1997, the Chief Executive Officer of the Company shall submit his recommendations to the Committee as to the employees (other than the Chief Executive Officer) who should be Participants in the Plan for the Current Year, the Level to which each recommended Participant should be assigned, the Performance Measures applicable to each recommended Participant and their respective weightings, and the Threshold Performance Objective, Target Performance Objective, and Maximum Performance Objective for each Performance Measure applicable to each recommended Participant, together with such explanations as the Chief Executive Officer may deem appropriate or the Committee shall request.

    4.04 The Committee shall act promptly upon the recommendations of the Chief Executive Officer of the Company as to the matters listed in Subsection 4.03, with such changes in the recommendations of the Chief Executive Officer as the Committee may adopt, and shall at that time also approve the Performance Measures and the Performance Objectives for each Performance Measure which shall be applicable to the Chief Executive Officer for the Current Year, as well as the respective weightings of each Performance Measure.





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    4.05   Action by the Committee in accordance with Subsection 4.04 shall constitute direction to the Chief Executive Officer of the Company to furnish to Participants for the Current Year, as promptly as reasonably possible, information with respect to their respective Targeted Incentive Awards, Maximum Incentive Awards, Performance Measures, weighting, and Performance Objectives for the Current Year.

    4.06 To the extent practicable, determination of the Performance Measures and the Performance Objectives applicable to each Performance Measure shall be based upon the books and records of the Company and its subsidiaries kept in the ordinary course of business, including their audited financial statements and results of operations and such official and industry data as is generally available and relied upon by the Company and its competitors and suppliers in the industry. The Committee shall have the right to adjust Performance Objectives for any Current Year as it deems appropriate due to the occurrence of extraordinary items during that Year (such as, by way of example and not in limitation, the acquisition or sale of a business unit or the Company s decision to incur additional indebtedness or to make optional debt prepayments). Any questions or disputes regarding the correctness, adequacy, definition, or otherwise of books, records, and data relied upon for determinations under the Plan shall, for all purposes of the Plan, be finally decided by the Committee, acting upon the recommendation of the Chief Executive Officer of the Company and such other sources as the Committee shall deem prudent.

    Section 5.   Award Formula; Calculation.

    5.01 Awards payable under the Plan shall be calculated as provided in this Section 5.

    5.02 As to each Performance Measure applicable to a Participant, (i) if the Threshold Performance Objective is not exceeded, no Award shall be made with respect to such Performance Measure; and (ii) if the Maximum Performance Objective is met or exceeded, the amount used in calculating the Award attributable to that Performance Measure shall be the Maximum Performance Objective for that Performance Measure.

    5.03 For each Performance Measure for which the Performance exceeds the Threshold Performance Objective for that Performance Measure, but is less than or equal to the Target Performance Objective for that Performance Measure, the amount of the Award payable to a Participant shall be equal to the Participant s Base Salary, multiplied by the Targeted Incentive Award percentage applicable to that Participant, multiplied by the percentage weighting of that Performance Measure, multiplied by a fraction (computed to the nearest hundredth of one percent), the numerator of which is an amount equal to the Performance of that Performance Measure less the Threshold Performance Objective for that Performance Measure, and the denominator of which is an amount equal to the Target Performance Objective for that Performance Measure less the Threshold Performance Objective for that Performance Measure. The formula provided for in this Subsection, together with an example of its intended application, is set forth as Exhibit A to this Plan.



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    5.04   For each Performance Measure for which the Performance exceeds the
   Target Performance Objective for that Performance Measure, the amount of the Award payable to a Participant shall be equal to the Participant s
   Base Salary, multiplied by the Targeted Incentive Award percentage applicable to that Participant, multiplied by the percentage weighting of that Performance Measure, multiplied by the sum of 1.0 plus a fraction (computed to the nearest hundredth of one percent), the numerator of which is an amount equal to the Performance of that Performance Measure (not to exceed the Maximum Performance Objective for that Performance Measure) less the Target Performance Objective for that Performance Measure, and the denominator of which is an amount equal to the Maximum Performance Objective for that Performance Measure less the Target Performance Objective for that Performance Measure. The formula provided for in this Subsection, together with an example of its intended application, is set forth as Exhibit B to this Plan.

    5.05 A Participant s Award for any Year shall be pro-rated as provided in Subsection 5.06 in the event that the Participant s employment was terminated prior to December 31 of that Year (i) by reason of retirement in accordance with the retirement policies of the Company, death, disability, or other circumstances approved by the Committee; or (ii) following a Change in Control of the Company occurring during that Year. In all other cases, to receive an Award for any Year, a Participant must be an employee of the Company or a subsidiary of the Company on December 31 of that Year.

    5.06 A Participant s Award for any Year shall be pro-rated in the event that the Participant is employed on December 31 of that Year but has been a Participant in the Plan for less than all of the Year, or the Committee decides to move a Participant who was a Participant on January 1 of a Year to a higher Level during that Year, or under the circumstances described in Subsection 5.05. Proration shall be based upon the number of days in the Current Year during which the individual was a Participant or a Participant at each Level.

    5.07 Notwithstanding any other provision of the Plan to the contrary, the Committee shall have the right to reduce or cancel, prior to December 31 of any Year, any Participant s Award for that Year on the basis of the Participant s individual performance or in the event of conduct by the Participant which the Committee determines is detrimental to the Company or any subsidiary of the Company.

    Section 6.   Payment of Awards.

    6.01 Promptly after receipt of the report of the Company s independent public accountants with respect to the consolidated financial statements of the Company and its subsidiaries for each Year, the Chief Executive Officer of the Company shall certify to the Committee the Award calculations for each Participant for that Year. The Committee shall act upon the Chief Executive Officer s certification so as to permit payment of all Awards promptly thereafter and, in any event, prior to March 15 of the Year following the Year for which Awards are being paid.



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    6.02   Payment of Awards shall be made by check or direct deposit to the account of each Participant, in accordance with the regular payroll practices of the Company or the subsidiary employing the Participant. The Company or the employing subsidiary shall withhold from the gross amount of any Award all required amounts necessary to satisfy all applicable federal, state, and local withholding requirements.

    6.03 To the extent that the Committee, in its sole discretion, shall determine that the payment of any portion of an Award earned by any Participant is not deductible by the Company or any of its subsidiaries by reason of Section 162(m) of the Code, the Company or the applicable subsidiary shall delay the payment of such portion of the Award. The Company shall remain obligated to pay in full the portion of any Award which is unpaid by reason of this Subsection and shall thereafter promptly pay such part thereof as the Committee, in its sole discretion, shall from time to time determine is then deductible in accordance with Section 162(m) of the Code. Until paid in full, the portion of an Award which is unpaid by reason of this Subsection shall bear interest, compounded daily and computed at an annual rate which is equal to the average yield for BBB Industrial Bonds, as published in the Standard & Poor s Corporate and Government Bond Yield Index (or such similar index as the Committee shall select) for the month last preceding the beginning of the then current calendar quarter.

    6.04 A Participant may designate one or more beneficiaries to receive any payment pursuant to the Plan that has not been made prior to the Participant s death. Such designation shall be submitted to the Company on a form provided by the Company.

    Section 7.   Amendment or Termination of the Plan.   The Plan shall be
   subject to amendment or termination by the Committee at any time for any reason, including perceived distortion of its objectives. In addition, the Committee, acting upon the recommendation of the Chief Executive Officer of the Company, may add Participants to the Plan or change the Level to which any Participant is assigned in connection with a reassessment of positions or changes in organization or staffing. Termination of the Plan shall not preclude subsequent payment of Awards earned under the Plan.

    Section 8.   Miscellaneous.

    8.01 The Plan and the potential or actual Awards granted under the Plan shall not confer upon any Participant the right to continued employment with the Company or any of its subsidiaries or affect in any way the right of the Company and its subsidiaries to terminate the employment of any Participant at any time and for any reason.

    8.02 No potential or actual Award under the Plan shall be assigned, transferred, pledged, or otherwise encumbered by a Participant unless pursuant to a designation of beneficiary in accordance with Subsection
   6.04 or by will or the laws of descent and distribution.




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    8.03   The Plan shall inure to the benefit of and be binding upon each successor of the Company and its subsidiaries. All rights and obligations imposed upon a Participant and all rights granted to the Company and its subsidiaries under the Plan shall be binding upon the Participant's heirs, legal representatives, and successors.










































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                                                                     EXHIBIT A



   IF PERFORMANCE EXCEEDS THE THRESHOLD PERFORMANCE OBJECTIVE, BUT IS LESS THAN OR EQUAL TO THE TARGET PERFORMANCE OBJECTIVE:

   Award for that Performance Measure = Base Salary x Targeted Incentive Award % x % Weighting for that Performance Measure x fraction (computed to nearest hundredth of a %), the numerator of which is (Performance - Threshold) and the denominator of which is (Target - Threshold).


   EXAMPLE:

   Assumptions --   Participant's Base Salary is $100,000
                    Participant's Targeted Incentive Award is 40%
                    Participant's Assigned Performance Measures are Corporate
                     Adjusted Earnings Before Tax and Corporate Net Sales


   Performance Objectives and Weightings --

   Measure       Weighting   Threshold        Target      Maximum
                                          (In Thousands)
   AEBT            80%       $ 34,007         $ 36,178    $ 41,966
   Net Sales       20%        623,709          656,536     755,016


   Calculation of Award Payout Attributable to AEBT Performance Measure If Actual AEBT is $35.0 Million --

   Fraction =      (35.0  -  34.007)
                 ----------------------      or .46.
                   (36.178 - 34.007)


   Therefore, Award Payout for AEBT would be $100,000 x 40% x  80%  x  .46  =
   $14,720.




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





                                                                     EXHIBIT B



   IF PERFORMANCE EXCEEDS TARGET PERFORMANCE OBJECTIVE:

   Award for that Performance Measure = Base Salary x Targeted Incentive Award % x % Weighting for that Performance Measure x Sum of 1.0 plus fraction (computed to nearest hundredth of a %), the numerator of which is [Performance (Not to exceed Maximum) - Target] and the denominator of which is (Maximum - Target).

   EXAMPLE:

   Assumptions --   Participant's Base Salary is $100,000
                    Participant's Targeted Incentive Award is 40%
                    Participant's Assigned Performance Measures are Corporate
                     Adjusted Earnings Before Tax and Corporate Net Sales



   Performance Objectives and Weightings --

   Measure       Weighting   Threshold        Target      Maximum
                                          (In Thousands)
   AEBT            80%       $ 34,007         $ 36,178    $ 41,966
   Net Sales       20%        623,709          656,536     755,016


   Calculation of Award Payout Attributable to AEBT Performance Measure If Actual AEBT is $39.0 Million --


   Fraction =      (39.0  -  36.178)
                 ----------------------   or .49.
                   (41,966 - 36,178)



   Therefore, Award Payout for AEBT would be $100,000 x 40% x 80% x 1.49 = $47,680.



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